Item 7. Financial Statements and Exhibits

MOUNTAIN FUEL SUPPLY COMPANY
CONDENSED BALANCE SHEETS
(Unaudited)

                                     March 31,  June 30,  Increase
                                        1997      1997   (Decrease)
                                     (In Thousands)
ASSETS
Current assets
  Accounts receivable                  $79,441   $32,626  ($46,815)
  Inventories                            8,154    10,745     2,591
  Purchased-gas adjustments             29,331    48,866    19,535
  Other current assets                   3,653     2,975      (678)
    Total current assets               120,579    95,212   (25,367)

Property, plant and equipment          827,208   840,247    13,039
Less allowances for depreciation       333,171   339,133     5,962
    Net property, plant and equipment  494,037   501,114     7,077

Other assets                            20,736    19,514    (1,222)

                                      $635,352  $615,840  ($19,512)


LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
 Checks outstanding in excess of
    cash balances                       $2,924    $2,517     ($407)
 Notes payable to Questar Corporation   58,700    69,900    11,200
 Accounts payable and accrued
    expenses                            68,559    38,625   (29,934)
    Total current liabilities          130,183   111,042   (19,141)

Long-term debt                         175,000   175,000
Other liabilities                       10,922    11,083       161
Deferred income taxes and investment
  tax credits                           82,234    89,901     7,667
Redeemable cumulative preferred stock    4,808     4,808
Common shareholder's equity
 Common stock                           22,974    22,974
 Additional paid-in capital             41,875    41,875
 Retained earnings                     167,356   159,157    (8,199)
    Total common shareholder's equity  232,205   224,006    (8,199)

                                      $635,352  $615,840  ($19,512)